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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent chartered accountants, we hereby consent to the incorporation by reference of our report dated December 31, 1997 on the combined financial statements of BMW Monarch (Lloydminster) Ltd. and BMW Pump Inc. included in EVI, Inc.'s Amendment No. 1 to Form 8-K on Form 8-K/A dated December 2, 1997, into EVI, Inc.'s filed Registration Statement File
Nos. 33-31662, 33-56384, 33-56386, 33-65790, 33-64349, 333-13531, 333-24133,
333-39587, 333-44345 and 333-45207.

                                            /s/ ARTHUR ANDERSEN & CO
                                                CHARTERED ACCOUNTANTS

Calgary, Alberta, Canada
February 13, 1998